Exhibit 10.2

LIMITED WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

THIS LIMITED WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of May 15, 2008 and effective as of May 15, 2008 (the “Second Amendment Effective Date”) by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, LLC., a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), FOOTHILLS RESOURCES, INC., a Nevada corporation (“Parent”) and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Agent have entered into a Credit Agreement dated as of December 13, 2007 (as heretofore amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers, the Agent and the Lenders have agreed to (i) waive certain Events of Default under the Credit Agreement and (ii) make certain modifications to the Credit Agreement in accordance with the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.      Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement, as amended hereby.

2.         Limited Waiver. The Borrowers have advised the Agent and the Lenders of circumstances that constitute violations of the covenant contained in Section 6.14(c) of the Credit Agreement for the quarter ending March 31, 2008 ( the “Disclosed Default”). At the Borrowers’ request, subject to and upon the terms and conditions set forth in this Amendment, the Agent and the Lenders hereby waive the Disclosed Default; provided that such waiver is based upon, and subject to, the representation and warranty of the Borrowers that the Leverage Ratio for the period ending March 31, 2008 was greater than or equal to 7.55 to 1.

3.         Amendments to the Credit Agreement. The definition of “Base LIBOR Rate” in Schedule 1.1 of the Credit Agreement is hereby deleted in its entirety and the following text substituted in lieu thereof:

“ “Base LIBOR Rate” means the greater of (i) solely in the case of the Term Loan, four percent (4.0%) and (ii) in the case of each of the Term Loan and an Advance the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate, to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the

London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error; provided that for purposes of the Term Loan, such rate shall be the rate applicable to the rate on a one-, two-, three- or six-month LIBOR contract on the relevant date of determination and shall apply to the entire Term Loan.”

4.         Conditions. This Amendment shall become effective as of the Second Amendment Effective Date when each of the following conditions precedent have been satisfied:

(a)        the execution and delivery of this Amendment by the Parent, the Borrowers, Agent and each of the Required Lenders;

(b)       the receipt by the Agent, for the benefit of Wells Fargo Foothill, LLC only, of a waiver fee in the amount of $15,000, which fee shall be deemed fully earned and nonrefundable upon receipt;

(c)        the Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment, including, without limitation, reasonable fees, costs and expenses of counsel; and

(d)       receipt of such other documents, certificates and agreements requested by the Agent in its reasonable discretion.

                5.         Agreement in Full Force and Effect as Amended. Except as specifically amended, consented and/or waived hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent and/or Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. All references to the Credit Agreement shall be deemed to mean the Credit Agreement as amended hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Credit Agreement and/or other Loan Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference herein or in any other Loan Document to the “Loan Agreement” or “Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Amendment.

6.         Representations and Warranties. Parent and Borrowers each hereby represents and warrants to Agent as follows:

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                                (a)       Each is a corporation, duly organized, validly existing and in good standing under under the laws of the jurisdiction of its formation;

(b)       Each has the power and authority to execute, deliver and perform its obligations under this Amendment;

(c)        the execution, delivery and performance by each party of this Amendment have been duly authorized by all necessary corporate action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any governmental agency);

(d)       this Amendment constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;

(e)        no Default or Event of Default other than the Disclosed Default exists immediately prior to the consummation of the transactions contemplated herein, and no Default or Event of Default shall exist immediately following the consummation of the transactions contemplated hereby;

(f)        all representations and warranties by any Borrower or the Parent contained in the Credit Agreement or the Guaranty that are qualified by materiality or Material Adverse Effect are true and correct and that are not so qualified are true and correct in all material respects as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty shall be true and correct as of such date; and

(g)       by its signature below, each of the Parent and each Borrower agrees that it shall constitute an Event of Default if any representation or warranty made herein should be false or misleading in any material respect.

7.         Counterparts. This Amendment may be executed by one or more of the parties to this Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument. Photocopied and facsimiled signatures hereto shall be valid and binding.

8.         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrowers and the Parent and their successors and assigns and the Agent and the Lenders and their successors and assigns.

9.         GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

10.       Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

11.       Reaffirmation. Each of the Parent and each Borrower as debtor, grantor, pledgor, guarantor, assignor, as applicable, or in other any other similar capacity as such Person grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and

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reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Person granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.

12.       Acknowledgment of Rights; Release of Claims. Each of the Parent and each Borrower hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by any Lender or the Agent of such Person’s liabilities, obligations and agreements on the date hereof; (b) to its knowledge, each Lender and the Agent have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) except to the limited extent expressly set forth in this Amendment, each Lender and the Agent do not waive, diminish or limit any term or condition contained in the Credit Agreement or any of the other Loan Documents.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

FOOTHILLS RESOURCES, INC., as Borrower

By:	/s/ W. Kirk Bosché
Name:	W. Kirk Bosché
Title:	Chief Financial Officer

FOOTHILLS CALIFORNIA, INC., as Borrower

By: /s/ W. Kirk Bosché
Name: W. Kirk Bosché
Title: Chief Financial Officer

FOOTHILLS OKLAHOMA, INC., as Borrower

By: /s/ W. Kirk Bosché
Name: W. Kirk Bosché
Title: Chief Financial Officer

FOOTHILLS TEXAS, INC., as Borrower

By: /s/ W. Kirk Bosché
Name: W. Kirk Bosché
Title: Chief Financial Officer

[Signature Page to Second Amendment to Credit Agreement]

WELLS FARGO FOOTHILL, LLC, as Agent and as a Lender

By:	/s/ William M. Plough
Name:	William M. Plough
Title:	Vice President

[Signature Page to Second Amendment to Credit Agreement]

REGIMENT CAPITAL SPECIAL SITUATIONS FUND III, L.P., as a Lender
By: Regiment Capital GP, LLC its General Partner
By:	/s/ Richard T. Miller
Name:	Richard T. Miller
Title:	Authorized Signatory

Address for Notice:
222 Berkeley Street, 12th Floor
Boston, Massachusetts 02116
Attn: Kyle O’Neil
Fax No.: (617) 488-1688

[Signature Page to Second Amendment to Credit Agreement]